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                                                                     EXHIBIT 3.2


                                     BYLAWS
                       ENVIRONMENTAL TECTONICS CORPORATION

    (Adopted May 25, 2005; repealing all preceding bylaws of the Corporation)
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ARTICLE 1. NAME AND LOCATION

1.01 The name of the corporation is the "Environmental Tectonics Corporation," a Pennsylvania stock corporation (the "Corporation").

1.02 The Corporation's headquarters is maintained in the Commonwealth of Pennsylvania or elsewhere as determined by the Board of Directors (the "Board").

1.03 The Board may establish Corporation offices in other locations in addition to the headquarters office.


ARTICLE 2. BYLAWS AND POLICY COMPLIANCE

All bylaws, policies, and activities of the Corporation are required to be consistent with the following:

2.01 Applicable international, federal, state, and local antitrust, trade regulation, or other legal requirements; and

2.02     Applicable federal and local income and other tax requirements; and

2.03     Requirements of the federal securities laws; and

2.04 Rules related to membership requirements in a public stock exchange or interdealer quotation system, which lists and trades the Corporation's capital shares.


ARTICLE 3. MEETINGS OF SHAREHOLDERS

3.01 ANNUAL MEETING. The Corporation holds an annual meeting of shareholders at a time and place determined by the Board of Directors. The annual meeting of shareholders is for the purpose of electing directors and the transaction of such other business as properly comes before the annual meeting.

3.02 SPECIAL SHAREHOLDER MEETINGS. The Board may also call special meetings of the shareholders.

3.03 CONDUCT OF THE MEETING. The President/CEO of the Corporation presides over the meeting of shareholders. Except as prescribed by the Board of Directors, the presiding officer determines the order of business, has authority to establish rules of conduct of the meeting of the shareholders, and has authority to adjourn or postpone any meeting of shareholders.

3.04 ITEMS OF BUSINESS. A resolution or motion is considered for voting only if proposed by a shareholder or duly authorized proxy, and seconded by another shareholder or a duly authorized proxy.

3.05 VOTING RIGHTS. Shareholders of record have the right to vote, in person or by proxy, for electing directors and for all matters presented for shareholder voting. Each shareholder has one vote for each share of common stock of registered ownership by the shareholder.

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3.06     NOTICE. The Board publishes notice of each annual shareholders or special shareholder meeting at least 20 but not more than 60 business days before the meeting. The notice must include a description of the business to be transacted.

3.07 QUORUM. A majority of the shareholders present in person or by a duly executed proxy at any annual or special shareholder meeting constitutes a quorum for transacting business.

3.08 VOTING. The vote of a majority of shareholders at a meeting where a quorum is present constitutes action of the shareholders.

3.09 ADJOURNMENTS. Adjournments of any regular or special meeting of shareholders, including one at which directors are to be elected, may be taken for such periods as the shareholders present and entitled to vote direct. When a shareholders' meeting is adjourned, it is not necessary to give any notice of the adjourned meeting or the business to be transacted other than by announcement at the meeting at which the adjournment took place.



ARTICLE 4. GOVERNANCE

4.01 BOARD OF DIRECTORS. The affairs of the Corporation are governed by the policies of the Board that may exercise all powers of the Corporation and do all lawful acts and things and actions which are not by statue, the Articles of Incorporation or these bylaws directed or required to be exercised or done by the shareholders.

4.02 BOARD AUTHORITY AND DUTIES OF DIRECTORS. The Board supervises, directs, and controls the policies and programs of the Corporation.

         (a) Each director has a fiduciary duty to be loyal to the Corporation, to act in its best interests of the shareholders, to avoid conflicts of interests, to maintain the confidentiality of Corporation information, and to avoid utilizing the office for personal gain.

         (b) The Board establishes by resolution a Code of Ethics and a Code of Conduct that prescribes the conduct of business practices for all officers, directors, and employees of the Corporation.

4.03 NUMBER OF DIRECTORS. The Board consists of no less than five and no more than thirteen directors and in all cases the Board consists of an odd number of directors. At all times the Board has a minimum of three directors who qualify as independent as defined by applicable securities law or rule.

         (a)  NOMINATION OF DIRECTORS

              (i) Shareholders may nominate candidates for election as director by submitting nominations in writing to the Secretary of the Corporation no later than the close of business of the twentieth business day immediately preceding the date of the annual shareholders meeting. All late nominations are rejected.

              (ii) The Board nominates to the shareholders candidates for election to the Board and publishes the recommended slate in the announcement of the annual meeting of shareholders.

4.04 ELECTION OF THE DIRECTORS. Shareholders elect directors at the annual meeting of shareholders to serve until the next annual meeting of shareholders.

4.05 CHAIR OF THE BOARD. The directors nominate and elect a Chairperson of the Board at its annual meeting. The Chair presides at all meetings of the Board. The Chair nominates and the Board appoints all standing committees. The directors may nominate and elect a vice chair if deemed necessary.

4.06 TERMS. Each director serves until his successor is elected even though the term of office has otherwise expired except in the event of resignation or removal.

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4.07     MEETINGS OF THE BOARD

         (a) ANNUAL MEETING OF THE BOARD. An annual meeting of the Board is held immediately after the annual meeting of shareholders for the purpose of electing a Chair and to transact any other business deemed appropriate for board action or information.

         (b) REGULAR MEETINGS. The Board holds regular meetings at times and places determined by the Board.

         (c) SPECIAL MEETINGS. Special meetings of the Board may be called by the President/CEO or the Chair. Upon written request to the Secretary of the Corporation by a majority of the directors, the Chair convenes a special meeting of the Board. Each director is given written notice at least 48 hours in advance of any special meeting specifying the time and place of the meeting, but need not specify the purpose of the meeting or the business to be transacted

         (d) TELECOMMUNICATIONS MEETINGS. The Board or its committees may act at a meeting using a conference telephone or other communications equipment, which permits all directors participating in the meeting to speak and hear all participants in the meeting.

         (e) NOTICE. Directors receive notice of any regular or special meeting at least 10 business days before the meeting. A director may waive notice of a meeting in writing.

         (f) QUORUM. A majority of directors constitutes a quorum for transacting business.

         (g) VACANCY. If a vacancy occurs on the Board because of death, resignation, or otherwise, the vacancy is filled by a majority of the directors, even though less than a quorum is present, and each director or officer then serves for the unexpired term.

         (h) REMOVAL OF DIRECTOR. The Board may, by a two-thirds vote of the other members of the Board at a meeting where a quorum is present, remove or sanction any director who fails to fulfill the duties of director.

4.08     VOTING AND ACTIONS OF THE BOARD

         (a) ACTIONS OF THE BOARD. The vote of a majority of directors at a meeting where a quorum is present constitutes the action of the Board unless otherwise provided in these Bylaws.

         (b) ACTION WITHOUT MEETING. Any action by the Board without a meeting in person or by telecommunications is ratified if consent in writing, setting forth the action taken, is signed by all directors.

         (c)  PROXY VOTING. Directors may not vote by proxy.

4.09 COMPENSATION. Upon recommendations of the Compensation Committee, directors may be compensated with a reasonable fee upon adoption of Board resolution. Such fees are not construed as salary. Directors may be reimbursed for reasonable expenses according to policies adopted by the Board.

4.10 COMMITTEES OF THE BOARD. There are three standing committees of the Board. Members of standing committees are nominated and appointed by a majority vote of the Board. Each committee appoints its chair.

         (a) AUDIT COMMITTEE The Audit Committee, consisting of three or more independent directors, assists the Board in fulfilling its oversight and fiduciary responsibilities in all financial matters. The duties and conduct of the committee are governed by a charter adopted by resolution of the Board and published to the shareholders.

         (b) NOMINATING AND GOVERNANCE COMMITTEE. The Nominating and Governance, consisting of three or more independent directors assists the Board in the selection of board members and in making the Board effective through the application of corporate governance principles. The duties and conduct of the committee are governed by a charter adopted by resolution of the Board and published to the shareholders.

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         (c)  COMPENSATION COMMITTEE. The Compensation Committee, consisting of three or more independent directors establishes, reviews, and recommends to the Board the general compensation policies and philosophy of the Corporation. The Compensation Committee annually reviews and reports to the Board its evaluation of the President/CEO's management performance and recommends to the Board appropriate compensation in the form of financial remuneration, benefits, and incentive bonuses. The duties and conduct of the committee are governed by a charter adopted by resolution of the Board and published to the shareholders.

4.11 OTHER COMMITTEES. From to time, the Chair may appoint other committees of the Board to carry out specific tasks or responsibilities as deemed appropriate and necessary by the Chair or the Board. The Chair appoints the chair of all other committees.


ARTICLE 5. OFFICERS AND MANAGEMENT

5.01 PRESIDENT AND CHIEF EXECUTIVE OFFICER. The Board appoints a President and Chief Executive Officer ("President/CEO") of the Corporation.

         (a) The President/CEO serves at the pleasure of the Board and may be removed by the Board consistent with any existing Corporation employment contract or agreement.

         (b) The President/CEO has executive management responsibility for the affairs of the Corporation and performs the duties assigned by the Board.

         (c)  The President/CEO may be director.

5.02 OTHER OFFICERS OF THE CORPORATION. In addition to the President/CEO, the other officers of the Corporation are the Chief Financial Officer ("CFO"), and Secretary of the Corporation ("Secretary").

         (a) CHIEF FINANCIAL OFFICER. The CFO, in the capacity of treasurer, acts under the direction of the President/CEO.

              (i) The CFO has custody of the Corporation funds and keeps full and accurate accounts of receipts and disbursements in Corporation record books. The CFO deposits all monies in the name and to credit of the Corporation as ordered by the President/CEO, taking appropriate vouchers for such disbursements, and on request render to the President/CEO and the Board a detailed accounting of the financial condition of the Corporation.

              (ii) The CFO performs such other duties as are prescribed by the
                   Board or the President/CEO.

         (b) SECRETARY OF THE CORPORATION. The Secretary acts under the direction of the President/CEO.

              (i) The Secretary is responsible for maintaining all records of the proceedings of the Board, its committees, and shareholders in record books maintained for that purpose.

              (ii) The Secretary publishes all required notices to the shareholders and Board

              (iii) The Secretary keeps in safe custody the corporate seal of the corporation, and when directed by the President/CEO or Board affixes such seal to instruments requiring it.

              (iv) The Secretary performs such other duties as are prescribed by the Board or the President/CEO.

         (c) OTHER OFFICERS. From time to time, the President/CEO appoints other officers such as vice presidents and other senior management as determined by need and Corporation organization. All other officers serve at the pleasure of the President/CEO.

5.03 ETHICAL CONDUCT. All officers of the Corporation are accountable for strict adherence to the Corporation's Code of Conduct and Code of Ethics and are subject to removal for violations of either.

5.04 GENERAL POWERS. The officers of the Corporation are authorized to do and perform all corporate acts appropriate to carry on the business of the corporation, subject always to the directions of the Board.

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5.05     INDEMNIFICATION. To the full extent permitted by applicable law, the
         Corporation indemnifies current and previous directors and officers of the Corporation. The Board may also indemnify other persons.

5.06 LIMITATION OF DIRECTORS' LIABILITY. No Director of the Corporation is personally liable for monetary damages for any action or any failure to take action unless:

         (a) The director has breached or failed to perform the duties of the office of director as to standard of care and justifiable reliance; and

         (b) The breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, failure to abide by the Corporation's Code of Conduct, Code of Ethics or policies regarding Insider Trading of the Corporation's capital stock.

5.07 DIRECTOR INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director or officer of the Corporation or related parties.

5.08 SURETY BONDS. Any director, officer, or employee who handles or has access to the funds or securities of this Corporation may be required to be bonded at the expense of the Corporation, with the amount and other terms of the bonding consistent with Board policy.

ARTICLE 6. SHARE CERTIFICATES

The Board establishes policies and procedures for the issuance, endorsement, replacement, and transfer of share certificates.

ARTICLE 6. GENERAL MATTERS

6.01     FISCAL YEAR. The Board determines the fiscal year of the Corporation.

6.02 CORPORATE SEAL. A corporate seal meeting the requirements of applicable law is in the custody of the Secretary. Any person authorized by these bylaws or the Board may affix the seal to documents and instruments requiring the seal.

6.03 FIXING RECORD DATE: The Board fixes a date no less than 30 days prior to the date of any of the following events as a record date: any meeting of the shareholders, payment of any dividend or distribution, allotment of rights, any change or conversion or exchange of shares to be made or to go into effect. Such record date determines which shareholders are entitled to notice of, or to vote at, any such meeting.

6.04 PARLIAMENTARY PROCEDURE. Robert's Rules of Order governs the conduct of business of all shareholder and Board meetings unless the Board or these bylaws establish policies to the contrary.

ARTICLE 7. ADOPTION, AMENDMENT AND REPEAL OF BYLAWS

7.01 ADOPTION. These bylaws have been adopted as the bylaws of the Corporation on the 25th day of May 2005 and shall be effective as of that date.

7.02 ADOPTION OF RULES AND REGULATIONS; REFERENCES. The Board may adopt rules, regulations, and policies to implement the bylaws consistent with these bylaws and with the law.

7.03 AMENDING BYLAWS. These bylaws may be amended or repealed, in whole or in part, by (i) a vote of sixty percent of the Corporation's issued and outstanding shares voting capital stock at any annual or special meeting of the shareholders duly convened after notice to the shareholders of that purpose or (ii) a vote of a majority of the members of the Board at any regular or special meeting of the Board.